CONSULTING AGREEMENT

         THIS AGREEMENT, (hereinafter referred to as "AGREEMENT") made and entered into this first (1) day of September 2001, (the "EFFECTIVE DATE") between ULTRASTRIP SYSTEMS, INC. (hereinafter referred to as "COMPANY"), whose principal office is located at 3515 SE Lionel Terrace, Stuart, Florida 34996 and GEORGE STERNER, (hereinafter referred to as "CONSULTANT") whose address is 2708 Hatmark Street, Vienna, VA, 22181-6054. The Company and the Consultant are sometimes collectively referred to as the "PARTIES" and sometimes individually referred to as a "PARTY."

                                R E C I T A L S :

         A. Company has determined that because of Consultant's substantial experience and business relationships it would be desirable and in the best interests of the Company to have Consultant available for consultation.

         B. Consultant possesses significant contacts with Litton Ship Systems, Northrop Grumman, General Dynamics, Newport News Ship Yard, Metro Machine Ship Yard, and the United States Navy.

         C. Company is desirous of utilizing Consultant's contacts and expertise in order to attract new business at Litton's shipyards as well as United States Navy shipyards worldwide.

         D. Company manufactures a robotic coating removal device, currently identified as the UltraStrip Robotic System, which system includes the collective assemblage of equipment identified in the attached Schedule #1 (collectively, the "PRODUCT or PRODUCTS").

         E. The Product is utilized for the purpose of removing coatings from surfaces (the "REMOVAL SERVICES").

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. RECITALS. The foregoing recitals are true, accurate and incorporated into this Agreement.

2. TERM. Unless sooner terminated in accordance herewith, this term of this Agreement shall for the period commencing on the Effective Date and ending two
(2) years thereafter (the "TERM"). The Term may be extended for an additional period or periods, on such terms and conditions as may be set forth in the Consulting Agreement then utilized by the Company.

3. ENGAGEMENT OF CONSULTING SERVICES. Company hereby engages Consultant to provide the consulting services set forth herein throughout the Term, at reasonable times and upon reasonable notice, as an advisor and consultant to Company in matters affecting its business. Consultant's services shall be compatible with Consultant's position as a consultant to Company and shall consist of (i) those services set forth in Schedule A hereto and made a part hereof, and (ii) those services that Company may reasonably request; provided, however, any such additional services shall be set forth in a writing signed by both parties, so as to at all times maintain a clear understanding of Consultant's services hereunder, with Consultant performing only those services specifically and expressly set forth herein on or in a written amendment hereto, signed by the parties (collectively, the "SERVICES"). During the Consulting Term, Consultant shall use his best efforts and abilities to promote Company's interests and otherwise perform the Services hereunder.

4. CONSULTING FEE AND BONUSES. In consideration of the Services to be performed during the Term the Consultant shall be entitled to receive and accept bonuses and commissions payable as follows:

         (a) Fee. In consideration of Consultant's full performance of the Services hereunder, Consultant shall be entitled to receive from the Company ten thousand dollars ($10,000.00) per month, payable in accordance with the normal practices of the Company (the "CONSULTANT FEE").

         (b) Sales Bonus. In addition to Consultant's Fee described above, Consultant shall be entitled to the following bonus (the "SALES BONUS"): Five percent (5%) of the gross sales of all Products or Removal Services for which Consultant is the sole procuring cause (minus direct cost of manufacturing and/or of services rendered), as determined by Company. Consultant shall only be entitled to payment of the Sales Bonus upon the Company's full receipt of all monies for which Consultant was the procuring cause. In the event the Company on an installment basis receives monies, Consultant shall be paid the Sales Bonus in installments, pro rata with the Company's receipt of such installment payments. All monies due and owing Consultant hereunder shall be paid within thirty (30) days of Company's receipt of each applicable payment.

         (c) Discretionary Bonus. In addition to the Consultant Fee and Sales Bonus described above, Consultant may be paid an additional bonus (the "DISCRETIONARY BONUS") for other contributions Consultant may make to the Company, which, Discretionary Bonus shall be at the sole and exclusive discretion of the Company.

         (d) Determination of Procuring Cause. Notwithstanding anything to the contrary contained herein, in the event of a dispute between Company and Consultant with respect to a determination whether Consultant was the procuring cause of any sale of Products, Removal Services, or investment monies, the Company's determination of same shall be controlling and final.

5. TAXES. Consultant agrees to accept exclusive liability for the payment of all federal and state taxes or contributions for unemployment insurance or old age pensions or annuities or social security payments, which are measured by payments to Consultant for the performance of the Services. Consultant agrees fully to defend, indemnify and hold harmless Company from the payment of taxes, interest, penalties or contributions which are required of Company by any government agency at any time as the result of payment of the amounts set forth in this Agreement or which Company may otherwise be compelled to pay (except to the extent required by law to be withheld and in fact withheld by Company). Consultant further agrees to comply with all valid administrative regulations respecting the assumption of liability for such taxes and contributions.

6. INDEPENDENT CONTRACTOR RELATIONSHIP. This Agreement establishes between Consultant and Company an independent contractor relationship and all the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create, by way of this Agreement, an employer-employee relationship with Consultant and Consultant shall not serve as an officer or director of Company. Consultant shall not have or represent that he/she has general authority to enter into, nor shall he enter into, any agreement or obligation on behalf of or in the name of Company or any affiliate, or otherwise purport to bind Company or any affiliate.

7. WORK-PRODUCT OWNED BY COMPANY. All information developed under this Agreement, of whatever type relating to the work performed under this Agreement, shall be the exclusive property of the Company. All writings, instruments or other items produced or assembled by Consultant pursuant to this Agreement, shall be the exclusive property of Company.

8. NO INCONSISTENT COMMITMENTS. Consultant represents to Company that Consultant has no outstanding commitments, which are inconsistent with any of the terms of this Agreement or the Services to be rendered hereunder.

9. COMPLIANCE; CONFLICTS. In rendering the Services hereunder, Consultant shall obtain and maintain all necessary or appropriate licenses, permits and registrations and shall comply with all applicable laws and regulations and policies of Company. Consultant shall not pursue any business opportunities that constitute or may constitute or appear to constitute a conflict of interest or which materially interfere with, delay, jeopardize or otherwise conflict with Consultant's duties under this Agreement.

10. TERMINATION.

         (a) Without Cause. The Company may terminate this Agreement for any reason any time after the first anniversary of the Effective Date, whereupon the parties shall be relieved of all further obligations hereunder.

         (b) With Cause. At any time during the Term of this Agreement or during any renewal term, this Agreement may be terminated at the Company's option upon the happening of any of the following events, whereupon the parties shall be relieved of all further obligations hereunder: (a) Consultant is found guilty by a court or regulatory body of having committed fraud or theft against Company or any governmental entity or having committed a felony involving moral turpitude;
(b) Consultant, in the reasonable judgment of the Board, compromises trade secrets or other proprietary information of Company and such breach or compromise has a significant adverse effect on Company; (c) Consultant breaches in any material respect the terms of this Agreement and fails to cure such breach within five (5) days after written notice from Company; (d) in the reasonable judgment of the Board, Consultant neglects or willfully fails or refuses to perform material assigned duties and such failure or refusal continues for five (5) days after written notice from Company specifying the manner in which he has neglected, or willfully failed or refused to perform such duties; (e) in the reasonable judgment of the Board, Consultant has engaged in gross or willful misconduct that causes substantial and material harm to the business, operations or reputation of Company or a subsidiary or any affiliate;
(f) in the event of Consultant's death or permanent disability which renders Consultant incapacitated and prevents Consultant from performing his duties for four (4) consecutive weeks, or (g) parties' failure to renew the Agreement at the end of the Term or any renewal term.

         If Consultant fails or refuses to perform the Services in the manner specified in this Agreement and fails to cure such breach within five (5) days after written notice from Company or Company terminates Consultant pursuant to any of the provisions of this Section, Company shall so notify Consultant and, in addition to the other rights and remedies of Company for breach of this Agreement, Company shall be relieved of any further obligation hereunder, including without limitation any obligation to pay any monies to Consultant.

         (c) Consultant may terminate this Agreement upon thirty (30) days prior written notice.

11. CONFIDENTIALITY; LEGAL PROCESS; AND NON-SOLICITATION.

         (a) Confidentiality. Consultant acknowledges that, as a consultant for Company, Consultant may have access to and learn of confidential and proprietary information and trade secrets pertaining to the business and operations of Company and its affiliates. Examples of such proprietary information and trade secrets include, but are not limited to, information as to Company's Products, Removal Services, systems, software, finances (including prices, costs and revenues), marketing plans, programs, methods of operation, prospective and existing contracts, other business arrangements or business plans, procedures, strategies (including acquisition strategies), customer lists, referral sources, and other information concerning Company's practices and procedures. Consultant represents that he will hold all such information confidential and that he will not disclose any such information to any other person, except as may be required by law or as may (with the consent of the Chief Executive Officer of Company) be necessary in furtherance of the performance of the Services hereunder. Without limiting the generality of the foregoing, Consultant hereby agrees that he will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning or in any way related to proprietary or confidential information concerning the Company or its subsidiaries, affiliates, operations, officers or directors, or any matters concerning his consulting for Company. Consultant further agrees that any disclosure of any of the information referred to herein or any solicitation in violation of this Section 5 hereof shall constitute a material breach of this Agreement and, in addition to other remedies available to Company, shall entitle it to all remedies at law or in equity.

         (b) Cooperation With Legal Process. The parties agree that no provision of this Section or any other provision of this Agreement shall be construed or interpreted in any way to limit, restrict or preclude either party hereto from cooperating with any governmental agency in the performance of its investigatory or other lawful duties or producing materials or giving testimony pursuant to a court proceeding, or restrict Consultant in the performance of the Services. Consultant agrees that if he/she receives a subpoena or is otherwise required by law to provide information to a governmental entity or other person concerning the activities of the Company or his/her activities in connection with the Company's business, he will immediately notify Company of such subpoena or requirement and deliver to Company a copy of such subpoena or other notice, unless such disclosure would in the opinion of a recognized legal expert on such matters, be prohibited by law.

         (c) Non-Solicitation. Consultant agrees that he/she will not solicit any employee of Company or its affiliates for employment or other services for himself/herself or any other entity.

         (d) Nondisclosure of this Agreement. Consultant agrees that he will keep the terms, amounts and facts of this Agreement completely confidential and will not hereafter disclose any information concerning this Agreement or the Services to anyone except his attorneys or accountants, including, but not limited to, any past, present, or prospective employees of the Company or any of its affiliates, except, in each case, as may be required by law or as permitted in writing by Company or as may be necessary in furtherance of the performance of the Services hereunder.

12. NON-COMPETITION AND USE OF TRADEMARKS.

         (a) Restrictions on Competitive Activities. Consultant agrees that until the day before the second anniversary of this Agreement, Consultant will not directly or indirectly, for their own benefit or as agent for another, carry on or participate in the ownership, management, control or financing of, be employed by, serve as director of, consult for, license or provide know how to, otherwise render services to (as a consultant, independent contractor or otherwise) or allow his name or reputation to be used in or by any other present or future business enterprise that competes with Company, in activities similar to the business of the Company (as defined below) as of the Effective Date throughout the entire world, provided that nothing contained herein shall limit the right of Consultant, as an investor, to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided that the aggregate equity interest of Consultant therein does not, directly or indirectly, exceed 5% of the outstanding shares or equity interests in such corporation or partnership. The Company's business is as a manufacturer of robotic coating removal devices, and a provider of coating removal services (collectively the "BUSINESS").

         (b) Restrictions on use of ULTRASTRIP Marks in Competitive Activities. Consultant agrees that he will not, directly or indirectly, for his own benefit or as agent for another, use the ULTRASTRIP Marks (as defined below) except in the normal course of performing the Services required hereunder. The term "ULTRASTRIP Marks" shall mean the names and logos and derivations thereof used by Company in the operation of the Company.

         (c) Reasonableness of Restrictions and Enforceability. Given Consultant's strong business and community ties significant to the business and growth of Company, Consultant acknowledges that the restrictions set forth in this Agreement are reasonable both individually and in the aggregate and that the duration, geographic scope, extent and application of each of such restrictions are no greater than is necessary for the protection of the legitimate business interests of Company, which include but are not limited to the Company's trade secrets and other valuable confidential business information, the Company's substantial relationships with prospective or existing customers and suppliers, and the goodwill associated with the Company's Business. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of such provision to that extent and in the particular jurisdiction in which such adjudication is made. Further, in the event that any restriction herein shall be found to be void or unenforceable for its term or scope but would be valid or enforceable if some part or parts thereof were deleted or the period or area of application reduced, each of the parties hereby agrees that the applicable restriction shall apply with such modifications as may be necessary to make it valid and enforceable.

13. INDEMNIFICATION. Consultant shall indemnify and save harmless Company and its officers and shareholders from and against any loss, claim or damage, including reasonable attorneys' fees, whether or not litigation is instituted and up through and including all appellate processes, resulting from Consultant's breach of the Agreement, demonstration or use of the Company's Products, or any negligence by Consultant in connection with the marketing, sale, or distribution of the Company's Products. In the event Company incurs any cost, expense, or professional fees (including without limitation court costs and attorneys' fees) associated with the enforcement of this Agreement ("ENFORCEMENT COSTS"), Consultant shall promptly reimburse Company, and Company, shall at its option, have the right to deduct such Enforcement Costs from any monies due and payable to Consultant hereunder.

14. PERIODIC REPORTS. Consultant shall periodically furnish written reports at Company's request, including such content as may be reasonably specified by Company.

15. REIMBURSEMENT OF EXPENSES. During the Term of this Agreement, Consultant may incur various business expenses in the course of his duties and obligations. Company shall from time to time reimburse reasonable business expenses directly related to Consultant's performance of his duties and obligations pursuant to this Agreement only after Company's receipt of Consultant's request for reimbursement and Company's approval. Consultant shall be obligated to produce to Company all written documentation evidencing said expenses within ninety (90) days of occurrence. The reimbursement of Consultant's reasonable out of pocket expenses shall be within the sole discretion of the Company.

16. PROMOTIONAL APPROVAL. Consultant shall submit all sales, promotional and advertising materials relating to the Company, Company's Products, Company's Removal Services to Company for prior approval. If Consultant uses any trademark(s) in any manner, Company's ownership of same shall be clearly indicated.

17. GENERAL PROVISIONS.

         (a) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Company and any successors in interest. The parties hereto agree that Consultant's services are personal to Consultant and may not be delegated. Consultant shall have no right to sell, transfer or assign this Agreement or any rights or benefits hereunder in any manner whatsoever, except by will or laws of descent and distribution. The surviving entity or successor to the business of Company, if any, shall expressly assume its obligations hereunder.

         (b) Amendment. This Agreement shall not be modified, amended or altered except by an instrument in writing executed by the parties hereto.

         (c) Severability. In the event that one or more of the provisions contained in this Agreement (or any portion of any such provision) shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (or any portion of any such provision), but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had never been contained herein. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

         (d) Waiver. The failure by either party, at any time, to require performance by the other of any of the provisions hereof shall not be deemed a waiver of any kind nor shall it in any way affect such party's rights thereafter to enforce the same.

         (e) Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given 24 hours after deposit thereof for mailing at any general or branch United States Post Office, enclosed in a registered, express or certified postage pre-paid envelope, or delivered by nationally recognized courier, and addressed as follows:

                  If to Company:
                  ULTRASTRIP SYSTEMS, INC.
                  3515 SE Lionel Terrace
                  Stuart, Florida 34996

                  If to Consultant:
                  George Sterner
                  2708 Hatmark Street
                  Vienna, VA  22181-6054

         The parties hereto may designate a different place at which notice shall be given, provided, however, that any such notice of change of address shall be effective only upon receipt or rejection thereof.

         (f) Good Faith. The parties hereto shall perform, fulfill and discharge their duties and obligations hereunder in a reasonable matter in good faith.

         (g) Governing Law, Jurisdiction, and Venue. This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and enforced in accordance with the laws of the State of Florida without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law. Each of the parties irrevocably and unconditionally
(a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement will be brought in the courts of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida;
(b) consents to the jurisdiction of each court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any suit, action or proceeding in any of the courts, and (d) agrees that service of any court paper may be effected on such party by mail or in such other manner as may be provided under applicable Florida State laws or court rules.

         (h) Attorneys' Fees. In the event it becomes necessary to commence any proceeding or action to enforce the provisions of this Agreement, the court before whom the same shall be tried may award the prevailing party all costs and expenses thereof, including without limitation, reasonable attorneys' fees, the usual, customary and lawfully recoverable court costs, and all other expenses in connection therewith.

         (i) Advice of Counsel. The parties represent and warrant that in executing this Agreement, they have each had the opportunity to obtain independent financial, legal, tax and other appropriate advice, and are not relying upon any other party (or the attorneys or other agents of such other party) for any advice. The parties agree that each shall bear their own cost of obtaining independent financial, legal, tax and other appropriate advice.

         (j) Subject Headings and Defined Terms. Subject headings and choice of defined terms are included for convenience only and shall not be deemed part of this Agreement.

         (k) Cumulative Rights and Remedies. The rights and remedies provided for in this Agreement shall be cumulative; resort to one right or remedy shall not preclude resort to another or to any other right or remedy provided for by law or in equity.

         (l) Enforceability Representation. Each party to this Agreement represents that this Agreement constitutes the legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         (m) Consent Representation. Each party to this Agreement represents that such party is not required to submit any notice, report or other filing to or obtain any consent or approval from any governmental authority or third party under any agreement to which the party is a party or under any law to which it is subject in order to execute, deliver and perform this Agreement as contemplated hereby.

         (n) Construction. Each party has cooperated in the drafting and preparation of this Agreement. Accordingly, this Agreement shall not be construed against any party on the basis that the party was the drafter.

         (o) Counterparts. This Agreement may be executed in counter-parts, and each counterpart, when executed, shall have the efficacy of a signed original. Photostatic copies of signed counterparts may be used in lieu of the originals for any purpose.

         (p) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

         (q) Injunctive Relief. Consultant hereby acknowledges and agrees that, because of the unique services and relationships contemplated by this Agreement and for other reasons, any breach of or default under this Agreement will cause damage to Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Company may be entitled, Company shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of this Agreement hereof.

         (r) Cooperation: All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

         (s) No Reliance. Consultant represents and acknowledges that in executing this Agreement, he does not rely and has not relied on any representations or statements made by Company, or any of Company's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

"Company"

ULTRASTRIP SERVICES, INC., a Florida corporation

/s/ Robert O. Baratta
------------------------------------
Name:    Robert O. Baratta
Title:   President


"Consultant"

GEORGE STERNER

/s/ George R. Sterner
-------------------------------

SCHEDULE A



         1. SERVICES OF CONSULTANT. Consultant shall use his best efforts to promote and sell the Company's Products and Removal Services to Litton Ship Systems, Northrop Grumman, General Dynamics, Newport News Ship Yard, Metro Machine Ship Yard, and the United States Navy for:

         (a) The use of robotic hydroblasting to improve the profitability, operating, efficiency, and environmental impact of Litton Ship Systems' current operations;

         (b) The use of robotic hydroblasting to attract new business/contacts to Litton's existing shipyards;

         (c) The use of robotic hydroblasting to win substantial new business/contacts as a sole/preferred service provider of robotic hydroblasting to the United States Navy in shipyards worldwide;

         (d) The potential of robotic hydroblasting to become a future line of business, operating division, acquisition opportunity for Litton Ship Systems and Northrop Grumman.

         Except as provided herein, Consultant shall limit his activities to the above-described Services. The parties may agree to expand or modify the Services; provided however, any such modification shall not take place or otherwise become effective until the parties have agreed to same in writing.

         2. ULTRASTRIP ROBOTIC SYSTEM.For purposes of this Agreement, the UltraStrip Robotic System includes the equipment identified below and any subsequent modifications and/or improvements to the Products developed by the Company for the purpose of performing Removal Services, or such other services or applications as may be developed from time to time:

         (a) UltraStrip M2000 Robot(s), with controls.

         (b) UHP pump(s), in container, including spare parts selected by Manufacturer.

         (c) Vacuum and filtration system, in container.

         (d) Various hoses and accessories, as selected by Manufacturer

                                   ADDENDUM A.

             TO CONSULTING AGREEMENT BETWEEN ULTRASTRIP SYSTEMS, INC
                                      AND
                   GEORGE STERNER EFFECTIVE SEPTEMBER 1, 2001


The term of this agreement is hereby extended for an additional four (4) months. The total term of the agreement is now considered to be 28 months.



IN WITNESS WHEREOF, the parties hereto have executed this addendum as of the date below.

         8 MARCH 2002

"Company"

ULTRASTRIP SYSTEMS, INC., a Florida Corporation

/s/ Robert O. Baratta
-------------------------------------
Name:    Robert O. Baratta
Title:   President and CEO


"Consultant"

GEORGE STERNER

/s/ George R. Sterner
------------------------------------